PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT ("Agreement") is made the 15 day of October, 2020, by and among Unifoil Corporation ("Unifoil"), Unifoil Holdings, Inc. ("UHI"), each having an address at 12 Daniel Road East, Fairfield, New Jersey 07004 (Unifoil and UHI referred to collectively herein as "Debtors"), Lincoln Partners Fund, LLC having an address at ____________________ ("Lincoln" or the "Secured Party") and RABNER, BAUMGART, BEN-ASHER & NIRENBERG PC, having an address at 52 Upper Montclair Plaza, Upper Montclair, New Jersey 07043 ("Escrow Agent").

WHEREAS, UHI is a guarantor and Unifoil is a debtor under a certain Amended and Restated ABL Balloon Promissory Note and a certain Security Agreement, each dated of even date herewith (together the "Loan Agreement") which reflect certain consolidated loans made by Secured Party to Unifoil upon the terms and conditions set forth therein; and

WHEREAS, Unifoil is a wholly-owned subsidiary of UHI; and

WHEREAS, in order to secure Debtors' obligations to Secured Party under the Loan Agreement, UHI has agreed to pledge to Secured Party all issued and outstanding shares of Unifoil common stock ("Pledged Shares") on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the amounts loaned or to be loaned under the Loan Agreement and other good and valuable consideration, by each of the other in hand paid, receipt of which is hereby acknowledged and the mutual terms, covenants and conditions contained herein, it is agreed as follows:

1. Pledge. As collateral security for the payment and performance in full of UHI's obligations to Secured Party under the Loan Agreement, UHI hereby pledges and assigns to the Escrow Agent for the ratable benefit of the Secured Party, and grants to the Escrow Agent for the ratable benefit of the Secured Party, a lien on and security interest in and to, all of the Pledged Shares.

2. Delivery of Pledged Shares. UHI shall this day deliver the Pledged Shares to the Escrow Agent together with a signed but undated Stock Power as to such shares. The Escrow Agent agrees to hold the Pledged Shares as security for the repayment of Debtors' Obligations (as defined under the Loan Agreement) to Secured Party under the Loan Agreement, and shall not encumber or dispose of the Pledged Shares except as provided herein.

3. Dividends. During the term of this pledge, and so long as no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, all dividends hereafter declared upon the Pledged Shares shall be paid to UHI.

4. Voting Rights. During the term of this pledge, and so long as no Event of Default has occurred and is continuing, UHI shall have the right to vote the Pledged Shares.

5. Representations. UHI warrants and represents that there are no restrictions on the transfer of any of the Pledged Shares and that UHI has the right to transfer such shares free of any encumbrances and without obtaining the consent of any person.

6. Adjustments. In the event that during the term of this pledge any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Unifoil, all new, substituted or additional shares or other securities issued by reason of any such change shall be held by the Escrow Agent under the terms of this Agreement in the same manner as the Pledged Shares.

7. Default. In the event that Debtors default in the payment when due of the principal or interest due under the Loan Agreement after any applicable grace or cure period, the Escrow Agent shall, at the end of the fifteenth (15th) day after receipt of a written notice of such default from Secured Party (with evidence that a copy of such notice was also sent to the Debtors when sent to the Escrow Agent), deliver to Secured Party all certificates evidencing the Pledged Shares then held by the Escrow Agent. If, before the end of such fifteen-day (15-day) period, the Debtors notify the Escrow Agent in writing, under penalty of perjury, that the default has been cured consistent with the provisions of the Loan Agreement or that no default has occurred, then the Escrow Agent shall not release such certificates until the controversy with respect to the release has been settled either by an agreement between the Secured Party and the Debtors, or by a judgment of a court of competent jurisdiction. In the event of such a default, Secured Party shall have the rights and remedies of a secured party in the Uniform Commercial Code in force in the State of New Jersey at the date of this Agreement and in this connection Secured Party may, upon fifteen (15) days written notice to UHI, sent by registered mail, and without liability for any diminution in price which may have occurred, sell all the Pledged Shares in such manner and for such price as Secured Party may reasonably determine. At any bona fide public sale Secured Party shall be free to purchase all or any part of the Pledged Shares. Out of the proceeds of any sale Secured Party may retain an amount equal to the principal and interest then due under the Loan Agreement, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to UHI.

8. Transfer of Pledged Shares Upon Payment in Full. Immediately upon receipt of a written notice from Secured Party that all Obligations under the Loan Agreement have been paid in full (which notice shall be provided by the Secured Party immediately after such payment), the Escrow Agent shall deliver to UHI all certificates for Pledged Shares then held by the Escrow Agent.

9. Termination. This Agreement shall terminate upon delivery by the Escrow Agent to either UHI or Secured Party, as the case may be, of all certificates and other instruments held by the Escrow Agent, pursuant to and in accordance with the terms of this Agreement.

10. Subordination Agreement. Notwithstanding anything to the contrary in this Agreement, all of the terms, conditions, rights, representations, warranties and obligations of the parties hereunder are subject to the terms and conditions of the Subordination Agreement dated October ___, 2020, among Unifoil, UHI, the Secured Party and People's Capital and Leasing Corp.

11. Rights of Secured Party. The rights of Secured Party under this Agreement shall be in addition to and concurrent with any and all other rights that they may have against UHI under the Loan Agreement.

12. Indemnification of the Escrow Agent. UHI and Secured Party hereby agree to indemnify and hold the Escrow Agent harmless from and against any and all liabilities, costs and expenses incurred by the Escrow Agent by reason of any act or failure to act taken in accordance with this Agreement except as such liability, cost or expense shall result from the gross negligence, fraud, or misconduct of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not be required to act upon any instructions received from any party to this Agreement which, in the Escrow Agent's opinion are in conflict of any provision of this Agreement. In such instances, the Escrow Agent shall notify the parties of that fact and shall be entitled to refrain from taking any action in accordance with such instruction other than to retain the Pledged Shares until the Escrow Agent shall have been instructed otherwise in a writing signed by all of the parties hereto or by a final order of a court of competent jurisdiction, whichever occurs first.

13. Miscellaneous. No amendment of this Agreement shall be binding unless executed in writing by the parties hereto. This Agreement is not assignable. This Agreement may be executed in multiple counterparts all of which together shall constitute one and the same instrument. This Agreement and the documents referred to herein and in the Loan Agreement express the entire understanding of the parties hereto and supersede any documents or agreements previously executed by the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, assigns and successors of the parties hereto. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby, shall be governed by the laws of the State of New Jersey, without regard to any conflict of laws provisions thereof. The parties hereby irrevocably and unconditionally (i) agree that any legal action, suit, or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and (ii) submit to the jurisdiction of any such court in any such action, suit, or proceeding. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 13 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

UNIFOIL HOLDINGS, INC.

By: ______________________
George Barenholtz, President

UNIFOIL CORPORATION

By: ______________________
Joseph Funicelli, President

LINCOLN PARTNERS FUND, LLC

By: ______________________
RAGHUNATHAN SARMA, Controlling Member

RABNER, BAUMGART, BEN-ASHER &
NIRENBERG PC, ESCROW AGENT

By: ______________________
Dennis H. Sabourin, Esq.